P08000032840

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

800234651828

amend

05/08/12--01026--028 **35.00

FILED
2012 MAY -8 PM 4:05
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

AJR
5/14/12

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: US NATURAL GAS CORP

DOCUMENT NUMBER: P08000032840

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Wayne Anderson
Name of Contact Person

US NATURAL GAS CORP
Firm/ Company

1717 Dr. MLK Jr St N
Address

St. Petersburg, FL 33704
City/ State and Zip Code

info@usnatgascorp.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Wayne Anderson at (727) 824-2800

Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ■ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

FILED
2012 MAY -8 PM 4:05
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

US NATURAL GAS CORP

(Name of Corporation as currently filed with the Florida Dept. of State)

P08000032840

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

______________________________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

____

____

____

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

____

____

____

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent ______________________________

____
(Florida street address)

New Registered Office Address: ______________________________, Florida ____________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:
P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ___ Change ___ Add X Remove	T	Chuck Kretchman	1717 Dr. Martin Luther King Jr. St N St. Petersburg, FL 33704
2) X Change ___ Add ___ Remove	DPST	Wayne Anderson	1717 Dr. Martin Luther King Jr. St N St. Petersburg, FL 33704
3) ___ Change ___ Add ___ Remove			
4) ___ Change ___ Add ___ Remove			
5) ___ Change ___ Add ___ Remove			
6) ___ Change ___ Add ___ Remove			

E. <u>If amending or adding additional Articles, enter change(s) here</u>:
(attach additional sheets, if necessary). (Be specific)

Please see the attached Amendment to Article 5 of our Articles of Incorporation.
In Summary, the Authorized common shares have been increased from
1,800,000,000 to 3,600,000,000. There are no further changes to Article 5.

F. <u>If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:</u>
(if not applicable, indicate N/A)

ARTICLE 5 – CORPORATE CAPITALIZATION

5.1 The Corporation is authorized to issue two classes of stock. One class of stock shall be common stock, par value $0.001, of which the Corporation shall have the authority to issue 3,600,000,000 shares. The second class of stock shall be preferred stock, par value $0.001, of which the Corporation shall have the authority to issue 5,000,000 shares. The Board of Director(s) of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hererafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Director(s) may deem advisable, subject to such restrictions or limitation, if any, as may be set forth in the bylaws of the Corporation.

Of the 5,000,000 shares of preferred stock authorized, 3,000,000 shall be designated as Series A Preferred Stock, 300,000 shall be designated as Series B Preferred Stock and 1,000,000 shall be designated as Series C Preferred Stock which series shall have the designations, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions set forth below:

The foregoing Amendment was adopted by the Board of Directors of the Company pursuant to the Florida Business Company Act on May 4, 2012 and approved by a majority of the shareholders of the Company's stock. Therefore, the number of votes cast for the Amendment to the Company's Articles of Incorporation was sufficient for approval.

IN WITNESS WHEREOF, the Company has caused this Amendment to its Articles of Incorporation to be executed by its duly authorized officer this May 4, 2012.

US Natural Gas Corp

Wayne Anderson, President

The date of each amendment(s) adoption: May 4, 2012

Effective date if applicable: May 4, 2012

(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated May 4, 2012

Signature ______________________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Wayne Anderson

(Typed or printed name of person signing)

President

(Title of person signing)